Exhibit 99.1

AquaBounty Technologies, Inc. Announces Second Quarter 2022 Financial Results

MAYNARD, Mass., August 9, 2022 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights and Recent Developments

•	Generated $1.1 million in product revenue in the second quarter, a year-over-year increase of 371% as compared to $227 thousand in the second quarter of 2021.
•	Net loss in the second quarter totaled $5.5 million, as compared to $5.2 million in the second quarter of 2021.
•	Construction activities for the Pioneer, Ohio farm site are well underway and now focused on underground piping.
•	Cash, cash equivalents, marketable securities and restricted cash totaled $149.2 million as of June 30, 2022, as compared to $191.2 million as of December 31, 2021.

Management Commentary

“Our genetically engineered Atlantic salmon saw continued market validation from seafood distributors in the quarter, with strong demand continuing for the entire output of our Indiana farm,” said Sylvia Wulf, Chief Executive Officer of AquaBounty. “This robust demand, combined with improvements in our sales yields and higher market prices, drove an 11% sequential increase in second quarter revenues to $1.1 million. As we ramp production at our Indiana facility, we will continue to utilize the farm as an opportunity to refine our production and harvest methods through the application of technology and process improvements – a critical learning experience ahead of our Ohio farm.

“Construction progress on our next-generation farm in Pioneer, Ohio is advancing. After the groundbreaking ceremony in late April, work commenced on initial pre-construction activities including the construction of roadways, on-site energy infrastructure and land preparation. With that work largely complete, we are now focused on excavating the ground site and laying the piping that will provide fresh water to our fish tanks.

“On the bond financing front, we have decided to slow the process down temporarily in order to evaluate the current economic forces that are driving both inflation and interest rates higher. Since our estimate for construction of the farm currently exceeds our previous range of $290 - $320 million, we will review all options for reducing cost, including potentially phasing the construction of the 10,000 metric ton farm with an initial production output level that would demonstrate our competitive advantage and ability to operate at commercial scale.  We believe this is a prudent move and it will allow us to re-estimate remaining construction costs and thus avoid locking in contracts, commodity pricing for materials or interest rates at what may be their peak. We currently expect to resume our bond financing efforts with Wells Fargo Corporate and Investment Banking and the issuance of additional construction sub-contracts, once we have completed our evaluation of the project scope, relevant economic trends and market costs.  However, construction on the farm will continue during this period and we are targeting to close the bond financing by year-end.

“As we look to the second half of 2022, we are operating from a strong position. Our GE Atlantic salmon continues to receive market validation, the scale-up of harvests and sales at our Indiana facility is well underway, and construction continues at the Ohio farm – all supported by our fortified balance sheet. We are committed to bringing a high-volume of fresh, sustainable Atlantic salmon to the market and look forward to continued execution and foundation building in the months ahead as we strive to build long-term value for our shareholders,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based aquaculture leveraging decades of technology expertise to deliver disruptive solutions that address food insecurity and climate change issues. We are committed to feeding the world efficiently, sustainably and profitably. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the anticipated size of AquaBounty’s proposed facility in Ohio; production capacity; timing of construction, permits, regulatory approvals, or commercial stocking; cost of construction; ability to scale commercial production; the timing of the contemplated bond financing; future revenue streams; onboarding customers, pricing and profitability; customer sentiment; and technological capabilities.  The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “slated to,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” “may,”  the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether AquaBounty will be able to secure required regulatory approvals and permits; be able to profitably construct and operate the Pioneer, Ohio farm; be able to operate its Albany, Indiana and Prince Edward Island farms; AquaBounty’s business and financial condition; and the impact of general economic, public health, industry or political conditions in the United States and internationally.  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the bonds described herein, nor shall there be any sale of these bonds in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Lucas A. Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$118,888,889	$88,454,988
Marketable securities	29,354,888	101,773,781
Inventory	1,918,395	1,259,910
Prepaid expenses and other current assets	4,447,399	1,536,484
Total current assets	154,609,571	193,025,163

Property, plant and equipment, net	63,978,895	33,815,119
Right of use assets, net	254,221	284,320
Intangible assets, net	224,991	231,842
Restricted cash	1,000,000	1,000,000
Other assets	72,083	79,548
Total assets	$220,139,761	$228,435,992

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$6,883,125	$4,317,615
Accrued employee compensation	783,449	874,589
Current debt	688,390	627,365
Other current liabilities	52,260	66,269
Total current liabilities	8,407,224	5,885,838

Long-term lease obligations	205,565	224,058
Long-term debt, net	8,114,797	8,523,333
Total liabilities	16,727,586	14,633,229

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 150,000,000 and 80,000,000 shares authorized at
June 30, 2022 and December 31, 2021, respectively; 71,110,713 and 71,025,738 shares
outstanding at June 30, 2022 and December 31, 2021, respectively	71,111	71,026
Additional paid-in capital	385,172,168	384,852,107
Accumulated other comprehensive loss	(318,554)	(255,588)
Accumulated deficit	(181,512,550)	(170,864,782)
Total stockholders' equity	203,412,175	213,802,763

Total liabilities and stockholders' equity	$220,139,761	$228,435,992

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Product revenues	$1,069,706	$227,393	$2,032,587	$301,765

Costs and expenses
Product costs	3,250,106	1,847,596	6,525,796	3,402,251
Sales and marketing	349,917	548,881	597,489	867,516
Research and development	208,292	431,373	375,481	931,993
General and administrative	2,831,930	2,578,958	5,208,166	4,364,468
Total costs and expenses	6,640,245	5,406,808	12,706,932	9,566,228

Operating loss	(5,570,539)	(5,179,415)	(10,674,345)	(9,264,463)

Other income (expense)
Interest expense	(74,694)	(80,210)	(149,982)	(159,014)
Other income, net	109,191	28,888	176,559	33,849
Total other income (expense)	34,497	(51,322)	26,577	(125,165)

Net loss	$(5,536,042)	$(5,230,737)	$(10,647,768)	$(9,389,628)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(153,602)	65,924	(70,697)	145,963
Unrealized gain on marketable securities	121,796	8,970	7,731	8,970
Total other comprehensive (loss) income	(31,806)	74,894	(62,966)	154,933

Comprehensive loss	$(5,567,848)	$(5,155,843)	$(10,710,734)	$(9,234,695)

Basic and diluted net loss per share	$(0.08)	$(0.07)	$(0.15)	$(0.14)
Weighted average number of Common Shares -
basic and diluted	71,068,671	71,021,141	71,036,562	67,803,904

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(10,647,768)	$(9,389,628)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	988,292	857,842
Share-based compensation	318,608	217,069
Other non-cash charge	14,860	8,565
Changes in operating assets and liabilities:
Inventory	(661,090)	(1,122,422)
Prepaid expenses and other assets	(2,883,505)	(876,139)
Accounts payable and accrued liabilities	1,705,335	(150,951)
Accrued employee compensation	(91,140)	(2,169)
Net cash used in operating activities	(11,256,408)	(10,457,833)

Investing activities
Purchases and deposits on property, plant and equipment	(30,472,704)	(2,437,911)
Maturities of marketable securities	120,047,915	139,542
Purchases of marketable securities	(47,621,291)	(71,842,187)
Other investing activities	12,500	(11,010)
Net cash provided by (used in) investing activities	41,966,420	(74,151,566)

Financing activities
Proceeds from issuance of debt	42,338	406,378
Repayment of term debt	(318,600)	(79,600)
Proceeds from the issuance of common stock, net	—	119,120,437
Proceeds from the exercise of stock options and warrants	1,538	1,723,846
Net cash (used in) provided by financing activities	(274,724)	121,171,061

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,387)	32,529
Net change in cash, cash equivalents and restricted cash	30,433,901	36,594,191
Cash, cash equivalents and restricted cash at beginning of period	89,454,988	96,251,160
Cash, cash equivalents and restricted cash at end of period	$119,888,889	$132,845,351

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$118,888,889	$132,345,351
Restricted cash	1,000,000	500,000
Total cash, cash equivalents and restricted cash	$119,888,889	$132,845,351

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$141,490	$149,533
Property and equipment included in accounts payable and accrued liabilities	$3,758,842	$388,495